SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: February 1, 2006


                           SHANNON INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


              Nevada                                        98-02049656
     ---------------------------                          ---------------
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                      Identification No.)


          Suite 2000, 715 - 5th Avenue, S.W., Calgary, Alberta T2P 2X6
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               (Address of principal executive offices)(Zip Code)


                                 (403) 538 3706
                                -----------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2006, Blair Coady resigned as the Registrant's Chief Executive Officer, Chief Financial Officer and as a Director of the Registrant. The Board of Directors also appointed J. William Clements as the new Chief Executive Officer and Chief Financial Officer. No terms of employment nor employment agreement for these positions has been entered into as of this date.

The written communication received from Mr. Coady is an exhibit to this Current Report on Form 8-K. The Registrant has clarified with Mr. Coady that any finder's fee will only be paid on transactions with third parties introduced to the Registrant by Mr. Coady and that the covenant not to sue shall only cover Mr. Coady's actions arising from his tenure with the Registrant.

The Registrant has provided Mr. Coady with a copy of this Current Report prior to the filing thereof and informed him that he has the opportunity to provide the Registrant with correspondence stating whether he agrees or disagrees with the disclosure contained in this Current Report which the Registrant would also file such correspondence as an exhibit to this Current Report or an amendment thereto.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial Statements: NA

(b) Pro Forma Financial Statements: NA

(c) Exhibits

         17.5     Correspondence of Blair Coady dated February 1, 2006.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHANNON INTERNATIONAL INC.

Dated: February 3, 2006


/s/ J. WILLIAM CLEMENTS
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J. William Clements, Chief Executive Officer